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                                                                    EXHIBIT 10.4


                                 PROMISSORY NOTE

$100,000.00                                                    December 31, 1998

     FOR VALUE RECEIVED, the undersigned, DOUGLAS REED and LINDA REED of 90 Ruddock Road, Sudbury, Massachusetts (the "Borrower"), jointly and severally, promise to pay to the order of GelTex Pharmaceuticals, Inc., a Delaware corporation, with a principal place of business at Nine Fourth Avenue, Waltham, Massachusetts (the "Lender"), the principal sum of One Hundred Thousand Dollars ($100, 000.00) on or before December 30, 2002 (the "Maturity Date") and pursuant to the terms and in the manner hereinafter provided. Notwithstanding the above, if Dr. Reed remains a full-time employee of the Lender on the Maturity Date, the full principal amount outstanding under this Note will be forgiven, and the Borrower shall have no obligation to repay such amount. In addition, if Dr. Reed's employment is terminated by the Lender or its successor as a result of, or in connection with a "change of control" of the Lender, the full principal amount outstanding under this Note will be forgiven, and the Borrower shall have no obligation to repay such amount. For purposes of this Note, a "change of control" shall have occurred in the event that (i) any third party or group of related third parties shall directly or indirectly become the beneficial owner of capital stock representing fifty percent or more of the total voting rights of all of the capital stock of the Lender, or (ii) the Lender shall consolidate or merge with any other person and the stockholders of record of the Lender immediately prior to the consummation of such transaction do not beneficially own capital stock representing fifty percent or more of the total voting rights of the surviving corporation after the consummation of the transaction.

     No interest shall accrue or be due and payable during the term of this Note, unless Dr. Reed's employment with the Lender is terminated for whatever reason prior to the Maturity Date. Upon Dr. Reed's termination, interest shall accrue as of the date of such termination at a rate equal to the lowest applicable federal rate of interest as set forth in Section 1274 of the Internal Revenue Code of 1986, as amended, on the outstanding principal balance. The payment of the accrued interest shall be due and payable on the Maturity Date in full.

     The privilege is granted of prepaying the outstanding principal balance, together with any unpaid interest, if any, and all other amounts payable to the Lender, in full or in part from time to time without penalty.

     If there occurs a default in the performance of any of the terms, agreements, covenants or conditions contained in this Note or the Mortgage (as hereinafter defined) or any other documents now or hereafter executed as security for this Note or in furtherance of Lender's protections under the Mortgage (collectively, the "Loan Documents") continuing beyond, in each case, any applicable grace period as may be provided therein for the payment of such amount or the performance of such term, agreement, covenant or condition, then at the option of the holder of this Note the entire indebtedness evidenced hereby, with interest accrued thereon, if any, shall become forthwith due and payable, and no omission on the part of the holder hereof to exercise such option when entitled to do so shall be construed as a waiver of such right so long as such delinquency or default shall remain uncured.


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     The Borrower agrees to pay all costs of suit and other expenses of collection, including reasonable fees of attorneys, in the event that this Note is placed in the hands of any attorney for collection or suit is brought thereon.

     The Borrower waives presentment, demand, protest and notice of every kind and assents to any extension or postponement of the time of payment or any other indulgence to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     This Note is given as evidence of a loan in an amount equal to the principal amount of this Note (the "Loan"), which Loan is secured by a certain second Mortgage (the "Mortgage") of even date herewith from the Borrower to the Lender, which Mortgage grants a lien on certain real estate known and numbered as 90 Ruddock Road, Sudbury, Massachusetts (the "Real Estate"), all as more particularly described in the Mortgage.

     The purpose of the Loan is to provide the Borrower with the proceeds to finance the purchase of the Real Estate, which will be Borrower's principal residence. The Borrower certifies to the Lender that the Borrower reasonably expects to be entitled to and will itemize deductions for each tax year in which the Loan is outstanding.

     All of the terms, conditions and agreements contained in the Mortgage and the other Loan Documents, as the same may be amended from time to time, are hereby made a part of this Note to the same extent as if fully set forth herein.

     If the Borrower conveys, transfers, assigns, encumbers, pledges or otherwise disposes of any legal or beneficial interest in the Real Estate or in the equity of redemption in the Real Estate or any part thereof without the Lender's prior written consent, Lender may, at its option, require immediate payment of the entire indebtedness evidenced hereby, with accrued interest thereon, as provided herein.

     Wherever notice, demand or a request may be given to the Borrower under this Note, the same shall always be sufficient if in writing and deposited in the United States mail by registered or certified mail, addressed to the Borrower at the address given in this Note as the Borrower's address, or the business address of the Borrower last known to the holder hereof, and any such notice, demand or request shall be treated as having been given upon deposit in the United States mail.

     If any provisions hereof or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder hereof, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and in force to the fullest extent permitted by law.

     As used herein, the word "holder" shall mean the Lender and its successors and assigns, including, but not limited to, (i) any endorsee of this Note in possession hereof, (ii) the bearer hereof if this Note is at the time payable to the bearer, or (iii) any successor or


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assign of the Lender as of a result of a change of control (as defined above) of the Lender.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

     IN WITNESS WHEREOF, the Borrower has executed this Note, under seal, as of the date first above written.

WITNESS:


/s/ Elizabeth Grammer                       /s/ Douglas Reed
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                                            Douglas Reed, M.D.


Elizabeth Grammer                           /s/ Linda Reed
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                                            Linda Reed by: Douglas Reed, M.D. as
                                            Attorney-in-fact


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